Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

1-800-FLOWERS.COM, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-54590, 333-119999, 333-164727 and 333-192304) of 1-800-FLOWERS.COM, Inc. of our reports dated September 12, 2014 relating to the consolidated financial statements and financial statement schedule and the effectiveness of 1-800-FLOWERS.COM, Inc. and Subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Melville, NY

September 12, 2014